Exhibit 3.4

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

10/04/2021 08:55:10 AM
Work Order Number:	W2021100400567 - 1626792
Reference Number:	20211798158
Through Date:	10/04/2021 08:55:10 AM
Corporate Name:	POINT OF CARE NANO-TECHNOLOGY, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20200810291	Certificate of Amendment by Custodian - 07/01/2020	7

Certified By: Electronically Certified Certificate Number: B202110042042976 You may verify this certificate online at http://www.nvsos.gov	Respectfully, BARBARA K. CEGAVSKE Nevada Secretary of State

Filed in the Office of Secretary of State State Of Nevada	Business Number E0281562010-1
Filing Number 20200810291
Filed On 7/1/2020 12:39:00 PM
Number of Pages 7

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment by Custodian
NRS 78.347

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT
INSTRUCTIONS:

1.	Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2.	Enter any criminal, administrative, civil or National Assoc. of Securities Dealers, Inc., violations, Investigations or convictions concerning the custodian or affiliates.

3.	Custodian statement affirming reasonable attempts were made to contact officers and/or directors of the corporation.

4.	Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State:
POINT OF CARE NANO-TECHNOLOGY, INC.

	Entity or Nevada Business Identification Number (NVID):	E0281562010-1

2. Disclosures:	Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission Investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

NONE.

3. Custodian Statement:	Reasonable attempts wore made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Signature: (Required)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239,330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

	X		6-3-2020
		Signature	Date

This form must be accompanied by appropriate fees.

Revised: 1/1/2019

CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

Electronically Filed 2/11/2020 4:53 PM Steven D. Grierson CLERK OF THE COURT

NOE
Jay A. Shafer, Esq.
Nevada Bar No. 9184
CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Fax: (702) 794-4421
jshafer@crdslaw.com
Attorneys for Petitioner
INVESTMENT RESERVES SERIES
POINT OF CARE NANO-TECHNOLOGY, INC. LLC

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of	Case No. A-19-807727-P Dept. No. 14
POINT OF CARE NANO-TECHNOLOGY, INC., a Nevada Corporation.

NOTICE OF ORDER
GRANTING APPLICATION FOR APPOINTMENT OF INVESTMENT RESERVES
SERIES POINT OF CARE NANO-TECHNOLOGY INC. LLC AS CUSTODIAN OF POINT OF
CARE NANO TECHNOLOGY, INC.

NOTICE IS HEREBY provided that on the 11th day of February, 2020 that the above-entitled Court did enter an Order in the above-entitled matter, a true and correct copy of which is attached hereto.

DATED this 11th day of February, 2020.

CORY READE DOWS & SHAFER

By:
Jay A. Shafer
Nevada Bar No. 009184
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Fax: (702) 794-4421
jshafer@crdslaw.com
Attorneys for Petitioner

CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

CERTIFICATE OF SERVICE

I hereby certify that on February 11, 2020, I served a copy of the attached NOTICE OF ENTRY OF ORDER GRANTING APPLICATION FOR APPOINTMENT OF INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC AS CUSTODIAN OF POINT OF CARE NANO-TECHNOLOGY, INC. a sealed envelope to the following and that postage was fully prepaid thereon:

VCorp Services, LLC	Raouf A. Guirguis
701 S. Carson Street, Suite 200	10202 Sherman Heights Place
Carson City, NV 89701	Columbia, MD 21044-5416

An Employee of CORY READE DOWS & SHAFER

2

CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

Electronically Filed 2/11/2020 11:39 AM Steven D. Grierson CLERK OF THE COURT

ORD
Jay A. Shafer, Esq.
Nevada Bar No. 9184
CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Fax: (702) 794-4421
jshafer@crdslaw.com
Attorneys for Petitioner
INVESTMENT RESERVES SERIES
POINT OF CARE NANO-TECHNOLOGY, INC, LLC

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of	Case No. A-19-807727-P Dept. No. 14
POINT OF CARE NANO-TECHNOLOGY, INC., a Nevada Corporation.

ORDER GRANTING APPLICATION FOR APPOINTMENT OF INVESTMENT
RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC
CUSTODIAN OF POINT OF CARE NANO-TECHNOLOGY, INC.

Petitioner INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC’s Motion and Application for Appointment as Custodian of POINT OF CARE NANO-TECHNOLOGY, INC., having been heard by the Court on February 11, 2020, the Court having considered the pleadings and papers on file herein, with no opposition being filed, and for good cause appearing therefore:

THE COURT HEREBY FINDS that:

1.	POINT OF CARE NANO-TECHNOLOGY, INC., has failed file required reports with the Nevada Secretary of State in violation of N.R.S 78.710.

2.	POINT OF CARE NANO-TECHNOLOGY, INC., has failed to hold an annual meeting of stockholders in violation of N.R.S. 78.710

☐ Voluntary Dismissal	☒ Summary Judgment
☐ Involuntary Dismissal	☐ Stipulated Judgment
☐ Stipulated Dismissal	☐ Default Judgment
☐ Motion to Dismiss by Deft(s)	☐ Judgment of Arbitration

CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

3.	Petitioner, INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC, a limited liability company, is a shareholder of POINT OF CARE NANO-TECHNOLOGY, INC.

4.	Petitioner has given reasonable and required notice as required by the NRS 78.710 et seq.

5.	Beginning on November 5, 2019, Petitioner served demand upon POINT OF CARE NANO-TECHNOLOGY, INC., at its last known registered business address and all active members and officers last known address demanding the company comply with N.R.S. 78.710, N.R.S. 78.150 and N.R.S 78.710. Petitioner employed all reasonable efforts to contact POINT OF CARE NANO-TECHNOLOGY, INC.

6.	Despite Petitioner’s demand, no response was received from POINT OF CARE NANO-TECHNOLOGY, INC.

7.	Petitioner has demonstrable experience in managing the affairs of Nevada corporations.

THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that

1.	Pursuant to NRS 78.347, INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC is hereby appointed custodian of POINT OF CARE NANO-TECHNOLOGY, INC.

2.	INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC is authorized to take any actions on behalf of POINT OF CARE NANOTECHNOLOGY, INC., pursuant to NRS 78.347 that are reasonable, prudent or for the benefit of POINT OF CARE NANO-TECHNOLOGY, INC.

3.	Pursuant to NRS 78.347(3)(a) INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC shall comply with NRS 78.180 to reinstate POINT OF CARE NANO-TECHNOLOGY, INC.

4.	Pursuant to NRS 78.347, INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC shall comply with NRS 78.150 to identify and

2

CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

name a registered agent within the State of Nevada for POINT OF CARE NANOTECHNOLOGY, INC.

5.	INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC shall provide notice to all stockholders of record of a meeting of stockholders of POINT OF CARE NANO-TECHNOLOGY, INC., that will he held after this Order is entered;

6.	INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC, as custodian of POINT OF CARE NANO-TECHNOLOGY, INC., shall submit a report to this Court of the actions taken at said stockholders meeting.

7.	INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC, shall provide a status report to this Court of the actions taken and the status of the custodianship every one hundred twenty (120) days.

8.	INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of POINT OF CARE NANO-TECHNOLOGY, INC, which the Secretary of State containing the following disclosures and statements:

a.	Disclosures of any previous criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission investigations, violations, or conviction concerning INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC, or its affiliates or subsidiaries;

b.	A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the last known officers or directors of POINT OF CARE NANOTECHNOLOGY, INC, to request that the corporation comply with corporate formalities and to continue its business;

c.	A statement that INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC, is, in fact, is pursuing its business and attempted to further the interest of its stockholders;

3

CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

d.	A statement indicating that INVESTMENT RESERVES SERIES POINT OF CARE NANO-TECHNOLOGY, INC. LLC will reinstate and maintain the corporate charter of POINT OF CARE NANO-TECHNOLOGY, INC., and

e.	Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

IT IS SO ORDERED.

Dated this 11th day of February, 2020.

DISTRICT COURT JUDGE

Submitted by:

CORY READE DOWS & SHAFER

By:
JAY A. SHAFER
Nevada Bar No. 9184
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Fax: (702) 794-4421

4